MAYOR, DAY, CALDWELL & KEETON, L.L.P.
                            700 LOUISIANA, SUITE 1900
                            HOUSTON, TEXAS 77002-2778
                             TELECOPY (713) 225-7047     TELECOPY (713) 225-7047
                                   (713) 225-7000
                                                                TELEX 382813

                                  August 23, 1996                EXHIBIT 5.1

TransAmerican Waste Industries, Inc.
314 North Post Oak Lane
Houston, Texas  77024

Dear Sirs:

      We have acted as counsel for TransAmerican Waste Industries, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering of up to an additional 1,000,000 shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company pursuant to the Company's Amended and Restated 1990 Stock Incentive Plan (the "Plan").

      In connection therewith, we have examined among other things, the Certificate of Incorporation and the Bylaws of the Company, and the relevant corporate proceedings with respect to the registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission for the registration of the Common Stock under the Securities Act of 1933, as amended (the "Registration Statement").

      Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company, when issued in accordance with the Plan, subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended, and to compliance with applicable Blue Sky laws, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under "Legal Opinion" in the Prospectus forming a part of the Registration Statement.


                                    Very truly yours,

                                    MAYOR, DAY, CALDWELL & KEETON, L.L.P.

                                    /s/ Mayor, Day, Caldwell & Keeton, L.L.P.